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                                                                     Exhibit 3.5

                              HEALTHGATE DATA CORP.

                       SECOND AMENDED AND RESTATED BYLAWS
                           (effective ________, 1999)

         Section 1.  CERTIFICATE OF INCORPORATION AND BYLAWS

         1.1 These bylaws are subject to the certificate of incorporation of the corporation. In these bylaws, references to the certificate of incorporation and bylaws mean the provisions of the certificate of incorporation and the bylaws as are from time to time in effect.

         Section 2.  OFFICES

         2.1 REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         2.2 OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

         Section 3.  STOCKHOLDERS

         3.1 LOCATION OF MEETINGS. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

         3.2 ANNUAL MEETING. The annual meeting of stockholders shall be held on the fourth Tuesday in June in each year (the "Specified Date"), or on such other date as shall be designated from time to time by the board of directors, at which the stockholders shall elect a board of directors and transact such other business as may be required by law or these bylaws or as may properly come before the meeting.

         3.3 SPECIAL MEETING IN PLACE OF ANNUAL MEETING. If the election for directors shall not be held on the day designated by these bylaws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these bylaws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called and the purposes thereof shall be specified in the call, as provided in SECTION 3.4.


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         3.4 NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice may specify the business to be transacted and actions to be taken at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

         3.5 OTHER SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the chief executive officer of the corporation and shall be called by the chief executive officer or secretary of the corporation at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting and business to be transacted at any special meeting of the stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         3.6 NOTICE OF SPECIAL MEETING. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

         3.7 NOTICE OF STOCKHOLDER BUSINESS AT ANNUAL MEETING. The following provisions of this SECTION 3.7 shall apply to the conduct of business at any annual meeting of the stockholders. (As used in this SECTION 3.7, the term annual meeting shall include a special meeting in lieu of an annual meeting.)

         (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in SECTION 3.7(b), who is entitled to vote at such meeting and who has complied with the notice procedures set forth in SECTION 3.7(b).





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         (b) For business to be properly brought before any annual meeting of the stockholders by a stockholder pursuant to clause (iii) of SECTION 3.7(a), the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days prior to the date for such annual meeting; provided, however, that if the annual meeting of stockholders is to be held on a date prior to the Specified Date, and if less than seventy (70) days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of such meeting was mailed or the day on which public disclosure was made of the date of such meeting. A stockholder's notice to the secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal,
(iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, and (iv) any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder.

         (c) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this SECTION 3.7. The person presiding at the annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these bylaws, and if he or she should so determine, he or she shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this
SECTION 3.7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this SECTION 3.7.

         (d) This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.




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         3.8 STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         3.9 QUORUM OF STOCKHOLDERS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, or by the certificate of incorporation or by these bylaws. Except as otherwise provided by law, no stockholder present at a meeting may withhold his or her shares from the quorum count by declaring his or her shares absent from the meeting.

         3.10 ADJOURNMENT. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting, by a majority of votes cast upon the question, whether or not a quorum is present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         3.11 PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. Except as provided by law, a revocable proxy shall be deemed revoked if the stockholder is present at the meeting for which the proxy was given. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may, but need not, be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

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         3.12 INSPECTORS. The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

         3.13 ACTION BY VOTE. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these bylaws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         3.14 NO ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly constituted annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

         Section 4.  DIRECTORS

         4.1 POWERS. The business of the corporation shall be managed by or under the direction of the board of directors which shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

         4.2 NUMBER; QUALIFICATIONS. Within the limits set forth in the certificate of incorporation, the number of directors shall be determined by resolution of the board of directors and may be increased or decreased at any time or from time to time by the directors by vote of a majority of directors then in office, except that any such decrease by vote of the directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. If the holders of any class or classes of stock or series thereof are entitled by the certificate of incorporation to elect one or more directors, the preceding sentence shall not apply to such directors and the number of such directors shall be as provided in the certificate of incorporation. Directors need not be stockholders.

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         4.3 ELECTION, TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Except
as provided in the certificate of incorporation, the directors shall be elected at the annual meeting of the stockholders. Each director shall hold office until the next election of the class or category for which such director shall have been chosen, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time by delivering his or her resignation in writing to the chairman or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director removed shall have any right to receive compensation as such director for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation. No director may be removed except as provided in the certificate of incorporation. Vacancies and newly created directorships resulting from any increase in the authorized number of directors (other than any directors elected in the manner described in the next sentence) or from any other cause shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled by the certificate of incorporation to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by, and only by, a majority of the directors elected by such class or classes or series then in office, or by the sole remaining director so elected. Any director elected or appointed to fill a vacancy or a newly created directorship shall hold office until the next election of the class of directors of the director which such director replaced or the class of directors to which such director was appointed, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

         4.4 NOMINATION OF DIRECTORS. The following provisions of this SECTION
4.4 shall apply to the nomination of persons for election to the board of directors at any annual meeting or special meeting of stockholders.

         (a) Nominations of persons for election to the board of directors of the corporation at any annual meeting or special meeting of stockholders may be made (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in SECTION 4.4(b), who is entitled to vote for the election of directors at the meeting and who has complied with the notice procedures set forth in SECTION 4.4(b).

         (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days



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prior to the date for the annual meeting; provided, however, that if the annual meeting of stockholders or a special meeting in lieu thereof is to be held on a date prior to the Specified Date, and if less than seventy (70) days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of such annual or special meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation's books, of such stockholder and (B) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the corporation which are beneficially owned by such person. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee as a director. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         (c) No person shall be eligible for election as a director of the corporation at any annual meeting or special meeting of stockholders unless nominated in accordance with the procedures set forth in this SECTION 4.4. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this SECTION 4.4, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this bylaw.

         4.5 COMMITTEES. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to



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declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these bylaws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his or her alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

         4.6 REGULAR MEETING. Regular meetings of the board of directors may be held without call or notice at such place within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

         4.7 SPECIAL MEETINGS. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chief executive officer of the corporation, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chief executive officer of the corporation or by any one of the directors calling the meeting.

         4.8 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram, fax or telex, or by delivering written notice by hand, to his or her last known business address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his or her last known business or home address at least 72 hours in advance of the meeting. Neither notice of a special meeting nor a waiver of a notice of a special meeting need specify the purposes of the meeting.

         4.9 QUORUM. Except as may be otherwise provided by law, by the certificate of incorporation or by these bylaws, at any meeting of the directors, a majority of the directors then in office shall constitute a quorum. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without any requirement to satisfy any of the notice requirements applicable to such original meeting prior to such adjournment.

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         4.10 ACTION BY VOTE. Except as may be otherwise provided by law, by the certificate of incorporation or by these bylaws, when a quorum is present at any meeting, the vote of a majority of the directors present shall be the act of the board of directors.

         4.11 ACTION WITHOUT A MEETING. Unless otherwise restricted by the certificate of incorporation or by these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

         4.12 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Unless otherwise restricted by the certificate of incorporation or by these bylaws, members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

         4.13 COMPENSATION. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the board of directors may from time to time determine. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor.

         4.14  INTERESTED DIRECTORS AND OFFICERS.

         (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose.

         (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


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         Section 5.  NOTICES

         5.1 FORM OF NOTICE. Whenever, under the provisions of law, or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, fax, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at his or her address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

         5.2 WAIVER OF NOTICE. Whenever notice is required to be given under the provisions of law, the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and such person does not thereafter vote on or assent to any action taken at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice.

         Section 6.  OFFICERS AND AGENTS

         6.1 ENUMERATION; QUALIFICATION. The officers of the corporation shall be a chairman of the board, a chief executive officer and/or a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation one or more vice presidents. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his or her duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

         6.2 POWERS. Subject to law, to the certificate of incorporation and to the other provisions of these bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his or her office and such additional duties and powers as the board of directors may from time to time designate.




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         6.3 ELECTION. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a chief executive officer and/or a president, a treasurer, and a secretary. Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

         6.4 TENURE. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his or her successor is elected and qualified unless a shorter period shall have been specified in terms of his or her election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each agent of the corporation shall retain his or her authority at the pleasure of the directors, or the officer by whom he or she was appointed or by the officer who then holds agent appointive power.

         6.5 CHAIRMAN OF THE BOARD. The Chairman of the Board shall have the power to preside at all meetings of the board of directors and shall have such other powers and duties as provided in these bylaws and as the board of directors may from time to time prescribe.

         6.6 CHIEF EXECUTIVE OFFICER. Subject to the control of the board of directors and such supervisory powers, if any, as may be given by the board of directors, the powers and duties of the chief executive officer of the corporation are:

         (a) To act as the general manager and, subject to the control of the board of directors, to have general supervision, direction and control of the business and affairs of the corporation;

         (b) To preside at all meetings of the stockholders;

         (c) To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these bylaws, at such places as he or she shall deem proper; and

         (d) To affix the signature of the corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the chief executive officer, should be executed on behalf of the corporation; and, subject to the direction of the board of directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

The president shall be the chief executive officer of the corporation unless the board of directors shall designate another officer to be the chief executive officer. If there is no president, and the board of directors has not designated any other officer to be the chief



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

executive officer, then the chairman of the board shall be the chief executive officer.

         6.7 PRESIDENT. The President shall be the chief executive officer of the corporation unless the board of directors shall have designated another officer as the chief executive officer of the corporation. Subject to the provisions of these bylaws and to the direction of the board of directors, and subject to the supervisory powers of the chief executive officer (if the chief executive officer is an officer other than the president), and subject to such supervisory powers and authority as may be given by the board of directors to the chairman of the board, and/or to any other officer, the president shall have the responsibility for the general management of the corporation and the general supervision and direction of all of the officers, employees and agents of the corporation (other than the chief executive officer, if the chief executive officer is an officer other than the president) and shall perform all duties and have all powers that are commonly incident to the office of president or that are delegated to the president by the board of directors.

         6.8 VICE PRESIDENT. Each vice president shall have all such powers and duties as are commonly incident to the office of vice president, or that are delegated to him or her by the board of directors or the chief executive officer. A vice president may be designated by the board of directors to perform the duties and exercise the powers of the chief executive officer in the event of the chief executive officer's absence or disability.

         6.9 TREASURER AND ASSISTANT TREASURERS. The treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be assigned to him or her from time to time by the board of directors or by the chief executive officer.

         Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the chief executive officer or the treasurer.

         6.10 SECRETARY AND ASSISTANT SECRETARIES. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there is none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or the chief executive officer and shall be authorized to certify as to the corporate records of the corporation.

         Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the chief executive officer or the secretary, including,



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

without limitation, the authority to certify as to the corporate records of the corporation.

         6.11 RESIGNATION AND REMOVAL. Any officer may resign at any time by delivering his or her resignation in writing to the chief executive officer or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no officer removed shall have any right to any compensation as such officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

         6.12 VACANCIES. If the office of the chairman, chief executive officer, president, treasurer or secretary becomes vacant, the board of directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the unexpired term of his or her predecessor, and in the case of the chairman, chief executive officer, president, treasurer and secretary until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

         Section 7.  CAPITAL STOCK

         7.1 STOCK CERTIFICATES. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him or her, in such form as shall, in conformity to law, the certificate of incorporation and the bylaws, be prescribed from time to time by the board of directors. Such certificate shall be signed by (i) the chairman of the board of directors, president or a vice president, and (ii) the treasurer or an assistant treasurer or the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the time of its issue.

         7.2 LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 8.  TRANSFER OF SHARES OF STOCK

         8.1 TRANSFER ON BOOKS. Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

         It shall be the duty of each stockholder to notify the corporation of his or her post office address.

         Section 9.  GENERAL PROVISIONS

         9.1 RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed by the board of directors,

         (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

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

         (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

         9.2 DIVIDENDS. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         9.3 PAYMENT OF DIVIDENDS. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         9.4 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         9.5 FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the last day of December next following, unless otherwise determined by the board of directors.

         9.6 SEAL. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

     Section 10.  INDEMNIFICATION

         10.1 OFFICERS, DIRECTORS AND OTHERS. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in SECTION 10.2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors. The right to indemnification conferred in this SECTION 10 shall be a contract right and, subject to SECTIONS 10.2 AND 10.5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of the board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         10.2 PROCEDURE: TIMING. Any indemnification of a director or officer of the corporation under SECTION 10.1 or advance of expenses under SECTION 10.5 shall be made promptly, and in any event within thirty days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this SECTION 10 is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this SECTION 10 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         10.3 RIGHTS NOT EXCLUSIVE. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this SECTION 10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate, bylaw, agreement, vote of stockholders or

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

disinterested directors or otherwise.

         10.4 INSURANCE. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this SECTION 10.

         10.5 EXPENSES. Expenses incurred by any person described in SECTION
10.1 in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition unless otherwise determined by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

         10.6 OTHER PERSONS. Persons who are not covered by the foregoing provisions of this SECTION 10 and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

         10.7 CONTRACT RIGHT. The provisions of this SECTION 10 shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this SECTION 10 and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this SECTION 10 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

         10.8 USE OF "CORPORATION". For purposes of this SECTION 10, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, member, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this SECTION 10 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

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

         Section 11.  AMENDMENTS

         11.1 BY THE BOARD OF DIRECTORS. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

         11.2 BY THE STOCKHOLDERS. Notwithstanding any other provision of these bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such regular or special meeting.



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